EXHIBIT 99.1

IMMEDIATE RELEASE
January 7, 2026

Toll Brothers Announces Chairman and CEO Doug Yearley to Become Executive Chairman; Karl Mistry to Succeed Yearley as Chief Executive Officer

FORT WASHINGTON, Pa. (January 7, 2026) – Toll Brothers, Inc. (NYSE: TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced that, as part of its long-term succession planning process, the Company’s Chairman and Chief Executive Oﬃcer Douglas C. Yearley, Jr. will be transitioning to the role of Executive Chairman of the Board on March 30, 2026. The Board of Directors has selected Karl K. Mistry, Executive Vice President and a 22-year Toll Brothers veteran, to succeed Mr. Yearley in the role of Chief Executive Officer and to join the Toll Brothers Board of Directors on March 30, 2026. As Executive Chairman, Mr. Yearley will continue to have a significant management role at the Company including guiding strategic initiatives and supporting the smooth transition of Mr. Mistry into the CEO role.
“Having joined Toll Brothers in 1990 and in his position as CEO since 2010, Doug Yearley has expertly led the Company through a significant period of growth and value creation, and we are grateful for his leadership,” said Scott D. Stowell, Lead Independent Director of Toll Brothers. “The Board is also pleased to announce Karl Mistry will lead Toll Brothers as the Company’s next Chief Executive Oﬃcer. This succession plan demonstrates both the deep talent bench at Toll Brothers, as well as the thoughtful process that has guided this leadership transition, including Doug continuing as Executive Chairman.”
“It has been an honor to serve as Chief Executive Officer of Toll Brothers,” said Mr. Yearley. “I am truly grateful to have had the privilege to work side-by-side with so many talented people to deliver the American Dream to thousands of clients every year and expand our luxury brand into new markets and price points across the country. I am also very pleased that our Company’s strong culture of cultivating and teaching the next generation of leadership is coming full circle today with this announcement.”
Mr. Yearley continued, “Karl is an outstanding leader. His management skills are extraordinary and the breadth of experience he has gained over the past two decades at Toll Brothers has prepared him well for the CEO role. Karl has honed his skills in both strong markets and challenging ones. He has run numerous homebuilding divisions and has overseen our expansion into several major markets. Most recently, he has had responsibility for our Eastern operations across 15 states. With Karl at the helm partnering with our other seasoned leaders and operating teams, the Company's future is in excellent hands, and I am excited to continue to be a part of it in my new role as Executive Chairman.”
“I am honored to become the third CEO of Toll Brothers, and I look forward to building on the tremendous foundation and strong legacy that Doug, and Bob Toll before him, have established during the Company’s nearly 60 years in business,” said Mr. Mistry. “It’s been a privilege to work closely with Doug for nearly a decade, and I look forward to continuing to work with him and all of our Toll Brothers colleagues as we serve our customers, build our industry-leading brand, and drive value for our shareholders, employees, and homeowners.”
Mr. Yearley joined Toll Brothers in 1990 and has served as CEO since 2010 and Chairman of the Board since 2018. Under Mr. Yearley’s leadership, Toll Brothers has grown to be a leading national luxury brand with operations in 60+ markets across 24 states and offering the most diverse array of price points and product lines in the industry. He holds a Bachelor of Science degree from Cornell University in Applied Economics and Business Management and a Juris Doctor degree from Rutgers Law School. In 2024, Mr. Yearley was named one of 25 Top CEOs across all industries by Barron's magazine.
Mr. Mistry joined Toll Brothers in 2004 as an Assistant Project Manager in the Company’s executive training program. In 2012, he was named Division President for the Houston division, and in 2016 he was promoted to

Group President overseeing homebuilding operations in Metro Washington, D.C. In 2019, Mr. Mistry was named Regional President of the Mid-Atlantic region. In his current role as Executive Vice President, a position he has held since 2021, Mr. Mistry manages the Company’s homebuilding operations throughout 15 states in the East. Mr. Mistry holds a Bachelor of Science degree in Economics from Texas A&M University and a Master’s degree in Real Estate Finance & Development from Cornell University.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., a Fortune 500 Company, is the nation’s leading builder of luxury homes. The Company was founded in 1967 and became a public company in 1986 with common stock listed on the New York Stock Exchange under the symbol “TOL.” Toll Brothers builds new homes and communities in over 60 markets across the United States, serving first-time, move-up, active-adult, and second-home buyers. The Company also operates its own architectural, engineering, mortgage, title, land development, smart home technology, landscape, and building components manufacturing businesses.
Toll Brothers has been one of Fortune magazine's World's Most Admired Companies™ for 10+ years in a row. Toll Brothers has also been named Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year from Professional Builder magazine. For more information visit TollBrothers.com.
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FORWARD-LOOKING STATEMENTS
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: our ability to successfully manage leadership transitions; market conditions; mortgage rates; inflation rates; demand for our homes; our build- to-order and spec strategy; sales paces and prices; effects of home buyer cancellations; our strategic priorities; growth and expansion; our land acquisition, land development and capital allocation priorities; anticipated operating results; home deliveries; financial resources and condition; changes in revenues, profitability, margins and returns; changes in accounting treatment; cost of revenues, including expected labor and material costs; availability of labor and materials; impacts of tariffs; selling, general and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our plans and expectations regarding our announced exit from the multifamily development business, including the disposition of our remaining assets; our ability to acquire land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; the outcome of legal proceedings, investigations, and claims; management succession plans; and the impact of public health or other emergencies.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effect of general economic conditions, including employment rates, housing starts, inflation rates, interest and mortgage rates, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;

•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, unavailability of insurance, and shortages and price increases in labor or materials associated with such natural disasters;
•risks arising from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;
•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;
•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•the effect of potential loss of key management personnel or unsuccessful management transitions;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2025 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

CONTACTS:
Investor Relations:
Gregg Ziegler (215) 478-3820
gziegler@tollbrothers.com
Media:
Heather Reeves (215) 328-7634
hreeves@tollbrothers.com

Douglas C. Yearley, Jr.
Toll Brothers, Inc.

Karl K. Mistry
Toll Brothers, Inc.